                                                                   EXHIBIT 99.1

                                  [INDUS LOGO]

FOR IMMEDIATE RELEASE

CONTACTS:
Indus International Inc.                               Arista PR Inc.
Gary Frazier, (770) 989-4188                           Ris Cowan, (770) 486-9501
gary.frazier@indus.com                                 rcowan@aristapr.com

         INDUS NAMES THOMAS W. WILLIAMS JR. NEW CHIEF FINANCIAL OFFICER

ATLANTA, MAY 11, 2004 - Indus International Inc. (NASDAQ: IINT), a leading provider of Service Delivery Management (SDM)(TM) solutions, today announced the appointment of Thomas W. Williams Jr. as chief financial officer, effective June 1, 2004. Williams succeeds Jeffrey A. Babka, who has left Indus to pursue other interests.

Williams brings more than 20 years of financial leadership to the position with significant public-company software experience. He began his impressive career with Ernst & Young in Atlanta. He held progressively senior financial management positions with Sterling Software Inc., one of the 10 largest publicly held software companies in the world until its acquisition by Computer Associates, and Sterling Commerce Inc., one of the largest publicly held electronic commerce companies in the world until its acquisition by SBC Communications. Williams joined Manhattan Associates Inc. (NASDAQ: MANH) in early 2000 as senior vice president and chief financial officer. He helped build Manhattan into the clear leader of the supply chain execution marketplace, where it remains today. Most recently, Williams was chief financial officer of Cendian Corporation, a leading provider of logistics services to the chemical industry.

"We wish Jeff the best and thank him for his tireless efforts over the last two years, during which he has helped Indus make terrific progress," said Indus President and CEO Greg Dukat. "Today, we look forward to a bright future at Indus with our new CFO Tom Williams. Tom is a strategic, innovative and results-oriented executive, and we feel confident that his stellar career marked by improved profitability and business growth at industry-leading companies will continue here at Indus."

"I am pleased to be joining the senior management team of such a dynamic and progressive company as Indus, which is well-positioned to lead the growing Service Delivery Management


                                     -more-

                                 Indus Names Thomas W. Williams Jr. CFO, page 2


market," said Williams. "I believe my background and experience in bringing multiple companies to the forefront of their industries will be of tremendous value to Indus. The company has confronted some challenging times and business issues, but is now well positioned in the SDM market space to reach new levels of success and profitability."

Williams has a history of delivering stellar results throughout his career. During his tenure at Manhattan Associates, the company was recognized as one of the fastest growing and best managed companies in the United States. At Sterling Commerce, he helped to substantially improve the firm's operating margins and was instrumental in growing the company's Electronic Commerce unit to a position of global market leadership. His work helped the company achieve higher industry rankings than rivals GE and IBM. During his tenure with the IT software giant KnowledgeWare from 1989-1994, he was tapped to relocate to Paris and help start up its international operations from scratch, which ultimately became the foothold for Sterling Software's major expansion into international markets. A certified public accountant, Tom is also an MBA graduate from Georgia State University.

ABOUT INDUS INTERNATIONAL
Indus is a leading provider of Service Delivery Management solutions, which help clients in a broad array of industries optimize the management of their customers, workforce, spare parts inventory, tools and documentation in order to maximize performance and customer satisfaction while achieving significant cost savings. Indus customer, asset and workforce management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus solutions have been purchased by more than 400 companies in more than 40 countries, representing diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to the company's ability to grow the business and improve profitability. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of Wishbone, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the Wishbone business and products, ability to realize anticipated or any synergies or cost-savings from the acquisition, current market conditions for Indus' and Wishbone products and services, Indus'


                                     -more-

                                 Indus Names Thomas W. Williams Jr. CFO, page 3


ability to achieve growth in its core product offerings and the combined Indus/Wishbone offerings, Indus' ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus' and Wishbone products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to and the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions and the timing and extent of a recovery, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2002 Annual Report on Form 10-K, as amended, and subsequent quarterly reports for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

                                      ###

                                     -end-